Exhibit 99.1

USG Corporation Reports Third Quarter 2017 Results

Business Highlights

Third Quarter 2017 vs. Third Quarter 2016

  Net sales increased to $795 million from $767 million
  Net income increased to $66 million from $62 million; adjusted net income decreased to $68 million from $69 million
  Earnings per diluted share increased to $0.46 from $0.42; adjusted earnings per diluted share increased to $0.47 from $0.46
  Repurchased $56 million of common stock under $250 million share repurchase program

CHICAGO--(BUSINESS WIRE)--October 26, 2017--USG Corporation (NYSE:USG), an industry leading manufacturer of building products and innovative solutions, today reported results for the third quarter of 2017.

“We had positive momentum in the third quarter, with increased net sales and wallboard volume,” said Jennifer Scanlon, President and CEO of USG Corporation. “We are well positioned for growth as we continue to provide innovative solutions for our customers’ challenges.”

On a consolidated basis in the third quarter of 2017, net sales were $795 million, compared to $767 million in the third quarter of 2016. Operating profit decreased to $93 million from $97 million, while adjusted operating profit decreased to $111 million from $127 million in the third quarter of 2017 compared to the third quarter of 2016. Higher input costs in the Gypsum and Ceilings businesses were the primary driver of the decrease.

USG generated $66 million in net income and $0.46 per diluted share in the third quarter of 2017. On an adjusted basis, the corporation earned $68 million in net income and $0.47 per diluted share in the third quarter of 2017, compared to $69 million and $0.46 per diluted share, respectively, in the third quarter of 2016. A full reconciliation of GAAP to adjusted metrics is set forth on an attached schedule.

The corporation’s Gypsum segment generated $85 million of operating profit in the third quarter of 2017. On an adjusted basis, operating profit of $88 million in the Gypsum segment decreased by $13 million from the third quarter of 2016. US wallboard volumes increased by 5% in the third quarter of 2017. The average realized selling price for US wallboard decreased by approximately 2% sequentially and was impacted by freight costs and changes in wallboard product mix due to hurricanes Harvey and Irma. US wallboard manufacturing costs increased by $10 million due primarily to increased waste paper costs.

The Ceilings segment earned $28 million of operating profit in the third quarter of 2017, a $5 million decrease from the third quarter of 2016 primarily on higher input costs across both tile and grid products.

The USG Boral business generated $15 million of equity income in the third quarter of 2017. On an adjusted basis, equity income of $15 million decreased by $3 million from the third quarter of 2016. The impact of increased plasterboard volumes was more than offset by unfavorable operational reserve adjustments in India and higher plasterboard manufacturing costs across the business.

Ms. Scanlon continued, “I am proud of everyone at USG for their efforts and commitment to putting our customers first in the wake of the challenges presented by recent storms. Our customer service, supply chain and plant teams worked around the clock to ensure we were ready and able to support our loyal customers in a time of need.”

A conference call is being held today at 9:00 a.m. Eastern time (8:00 a.m. Central time) during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG investor relations website, investor.usg.com, where the accompanying presentation materials can be found. The dial-in number for the conference call is 1-888-771-4371 in the United States and Canada (1-847-585-4405 for other international callers), and the pass code is 45799104. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Friday, November 24, 2017. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 45799104.

About USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its United States Gypsum Company and USG Interiors, LLC subsidiaries and its international subsidiaries, including its USG Boral Building Products joint venture. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the corporation’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the corporation presents the non-GAAP financial measures adjusted operating profit, adjusted net income, adjusted selling and administrative expenses, adjusted equity income from USG Boral Building Products, and adjusted earnings per diluted share, which exclude certain items. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the corporation’s core operating results. In addition, adjusted operating profit includes the income from the corporation's equity method investments, including USG Boral Building Products, because management views the joint ventures as a business unit, even though the corporation’s share of the joint ventures are 50%. In addition, the corporation uses adjusted net income as a component in the measurement of incentive compensation. Prior year adjusted results also exclude results from Gypsum Transportation Limited (GTL), a shipping operation that the corporation has exited. Adjustments to net earnings are shown net of the tax effect computed at applicable statutory rates. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the corporation’s use of non-GAAP financial measures, and reconciliations to the nearest GAAP measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including, but not limited to, USG’s growth. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update any forward-looking statement. Actual results may differ materially due to various other factors, including: economic conditions, such as employment, household formation, home ownership rate, existing home price trends, availability of mortgage financing, interest rates, consumer confidence, job growth and discretionary business investment; our ability to maintain or achieve price increases; the loss of one or more major customers; the impact on our performance and financial results due to the disposition of L&W Supply, one of our largest customers; competitive conditions, such as price, quality and range of products; unexpected operational difficulties or catastrophic events at our facilities; an increasing number of our customers having significant buying power; increased costs, or decreased availability, of key raw materials or energy; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; exposure to risks of operating internationally; our ability to innovate and protect our intellectual property and other proprietary rights; our ability to make capital expenditures and achieve the expected return on investment; a disruption in our information technology systems; significant changes in factors and assumptions used to measure our defined benefit plan obligations; changes in laws or regulations, including environmental and safety regulations; the outcome in legal and governmental proceedings; the ability of a small number of stockholders to influence our business and stock price; our ability to successfully pursue and complete acquisitions, joint ventures and other transactions to complement or expand our businesses; our ability to return capital to stockholders; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; ability to incur substantial additional indebtedness; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales	$795	$767	$2,373	$2,283
Cost of products sold	632	586	1,878	1,728
Gross profit	163	181	495	555
Selling and administrative expenses	70	74	215	213
Long-lived asset impairment charges	—	10	—	10
Recovery of receivable	—	—	—	(3)
Operating profit	93	97	280	335
Income from equity method investments	15	14	42	37
Interest expense	(15)	(37)	(54)	(115)
Interest income	1	—	2	3
Loss on extinguishment of debt	—	(1)	(22)	(5)
Other (expense) income, net	(1)	1	(5)	6
Income from continuing operations before income taxes	93	74	243	261
Income tax expense	(27)	(18)	(76)	(78)
Income from continuing operations	66	56	167	183
(Loss) income from discontinued operations, net of tax	—	6	(10)	20
Net income	$66	$62	$157	$203

Earnings per average common share - basic:
Income from continuing operations	$0.47	$0.39	$1.16	$1.26
(Loss) income from discontinued operations	—	0.04	(0.07)	0.13
Net income	$0.47	$0.43	$1.09	$1.39

Earnings per average common share - diluted:
Income from continuing operations	$0.46	$0.38	$1.14	$1.25
(Loss) income from discontinued operations	—	0.04	(0.07)	0.13
Net income	$0.46	$0.42	$1.07	$1.38

Average common shares	142,103,717	146,043,791	145,054,965	145,892,390
Average diluted common shares	144,681,691	148,387,637	147,584,023	147,520,891

USG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data)
(Unaudited)
	As of	As of
	September 30, 2017	December 31, 2016

Assets
Cash and cash equivalents	$347	$427
Short-term marketable securities	61	62
Receivables (net of reserves - 2017 - $9 and 2016 - $8)	237	183
Inventories	252	236
Other current assets	38	41
Total current assets	935	949
Long-term marketable securities	37	29
Property, plant and equipment (net of accumulated
depreciation and depletion - 2017 - $2,046 and 2016 - $1,960)	1,733	1,707
Deferred income taxes	450	492
Equity method investments	676	628
Other assets	61	64
Total assets	$3,892	$3,869

Liabilities and Stockholders' Equity
Accounts payable	$253	$237
Accrued expenses	140	175
Income taxes payable	1	10
Total current liabilities	394	422
Long-term debt	1,077	1,083
Deferred income taxes	4	4
Pension and other postretirement benefits	250	290
Other liabilities	185	184
Total liabilities	1,910	1,983
Stockholders' Equity:
Preferred stock – $1 par value, authorized 36,000,000 shares; outstanding - none	—	—
Common stock – $0.10 par value; authorized 200,000,000 shares; issued: 2017 - 141,475,000 shares and 2016 - 146,167,000 shares	15	15
Treasury stock at cost; 2017 - 5,038,000 shares and 2016 - 0 shares	(150)	—
Additional paid-in capital	3,053	3,038
Accumulated other comprehensive loss	(336)	(385)
Retained earnings (accumulated deficit)	(600)	(782)
Total stockholders' equity	1,982	1,886
Total liabilities and stockholders' equity	$3,892	$3,869

Other Information:
Total cash and cash equivalents and marketable securities	$445	$518
Borrowing availability under existing credit facilities	189	85
Total Liquidity	$634	603

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)
	Nine months ended September 30,
	2017	2016
Operating Activities
Net income	$157	$203
Less: (Loss) income from discontinued operations, net of tax	(10)	20
Income from continuing operations	167	183

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	98	100
Loss on extinguishment of debt	22	5
Long-lived asset impairment charges	—	10
Recovery of receivable	—	(3)
Share-based compensation expense	13	14
Deferred income taxes	75	85
Gain on asset dispositions	—	(10)
Income from equity method investments	(42)	(37)
Dividends received from equity method investments	23	18
Pension settlement	10	3
Change in operating assets and liabilities	(164)	(95)
Other, net	1	12
Net cash provided by operating activities of continuing operations	203	285
Net cash (used for) provided by operating activities of discontinued operations	(1)	12
Net cash provided by operating activities	$202	$297

Investing Activities
Purchases of marketable securities	(75)	(183)
Sales or maturities of marketable securities	69	310
Capital expenditures	(109)	(44)
Net proceeds from asset dispositions	2	12
Other investing activities	1	10
Net cash (used for) provided by investing activities of continuing operations	(112)	105
Net cash (used for) provided by investing activities of discontinued operations	6	(1)
Net cash (used for) provided by investing activities	$(106)	$104

Financing Activities
Issuance of debt	500	—
Repayment of debt	(520)	(205)
Payment of debt issuance fees	(8)	—
Issuances of common stock	3	3
Repurchase of common stock	(153)	—
Repurchases of common stock to satisfy employee tax withholding obligations	(4)	(2)
Net cash used for financing activities of continuing operations	$(182)	$(204)

Effect of exchange rate changes on cash	6	(3)

Net (decrease) increase in cash and cash equivalents from continuing operations	$(85)	$183
Net increase in cash and cash equivalents from discontinued operations	5	11
Change in cash balance included in discontinued operations	—	(2)
Net (decrease) increase in cash and cash equivalents	(80)	192
Cash and cash equivalents at beginning of period	427	442
Cash and cash equivalents at end of period	$347	$634

USG CORPORATION
SEGMENT BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net Sales
Gypsum
United States	$558	$534	$1,695	$1,609
Canada	88	86	263	254
Mexico / Latin America	55	48	156	141
Eliminations	(36)	(33)	(112)	(105)
Total	665	635	2,002	1,899
Ceilings
United States	125	126	355	365
Canada	12	13	37	40
Mexico / Latin America	8	8	22	24
Eliminations	(12)	(12)	(35)	(38)
Total	133	135	379	391

Eliminations	(3)	(3)	(8)	(7)
Total USG Corporation Net Sales	$795	$767	$2,373	$2,283

Operating Profit (Loss)
Gypsum
United States	$78	$95	$255	$302
Canada	2	6	5	17
Mexico / Latin America	3	2	6	8
Canadian Mining	2	(14)	—	(20)
Gypsum Transportation Limited	—	—	—	3
Total	85	89	266	310
Ceilings
United States	26	31	70	86
Canada	1	1	2	4
Mexico / Latin America	1	1	2	3
Total	28	33	74	93

Corporate	(20)	(25)	(60)	(68)
Total USG Corporation Operating Profit	$93	$97	$280	$335

USG Boral Building Products (UBBP)
Net sales	$324	$276	$887	$778
Operating profit	43	41	118	105
Net income attributable to UBBP	30	28	83	74
USG share of income from UBBP	15	14	42	37

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Income from equity method investments - GAAP	$15	$14	$42	$37
Less: Income from other USG equity method investments	—	—	—	—
USG's share of UBBP impairment charges	—	4	—	4
Adjusted equity income from UBBP - Non-GAAP	$15	$18	$42	$41

Operating profit - GAAP	$93	$97	$280	$335
Income from equity method investments	15	14	42	37
Pension settlement charge	3	—	10	—
USG's share of UBBP impairment charges	—	4	—	4
Long-lived asset impairment and severance charges	—	12	—	12
Gain on sale of surplus property	—	—	—	(11)
GTL recovery of receivable / shipping operations	—	—	—	(3)
Adjusted operating profit - Non-GAAP	$111	$127	$332	$374

Gypsum operating profit - GAAP	$85	$89	$266	$310
Pension settlement charge	3	—	8	—
Long-lived asset impairment and severance charges	—	12	—	12
Gain on sale of surplus property	—	—	—	(11)
GTL recovery of receivable	—	—	—	(3)
Gypsum adjusted operating profit - Non-GAAP	$88	$101	$274	$308

US Gypsum operating profit - GAAP	$78	$95	$255	$302
Pension settlement charge	3	—	8	—
Gain on sale of surplus property	—	—	—	(11)
US Gypsum adjusted operating profit - Non-GAAP	$81	$95	$263	$291

Ceilings operating profit - GAAP	$28	$33	$74	$93
Pension settlement charge	—	—	1	—
Ceilings adjusted operating profit - Non-GAAP	$28	$33	$75	$93

US Ceilings operating profit - GAAP	$26	$31	$70	$86
Pension settlement charge	—	—	1	—
US Ceilings adjusted operating profit - Non-GAAP	$26	$31	$71	$86

UBBP operating profit - GAAP	$43	$41	$118	$105
Income from equity method investments owned by UBBP	4	3	12	9
Operating profit attributable to non-controlling interest, pre-tax	(2)	(2)	(5)	(6)
Long-lived asset impairment charges	—	8	—	8
Severance charge	—	—	—	1
UBBP adjusted operating profit - Non-GAAP	$45	$50	$125	$117

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Selling and Administrative Expenses - GAAP	$70	$74	$215	$213
Pension settlement charge	—	—	(2)	—
Adjusted Selling and Administrative Expenses - Non-GAAP	$70	$74	$213	$213

Net income - GAAP	$66	$62	$157	$203
Loss (income) from discontinued operations, net of tax	—	(6)	10	(20)
Loss on extinguishment of debt	—	1	22	5
Pension settlement charge	3	—	10	—
USG's share of UBBP impairment charges	—	4	—	4
Long-lived asset impairment and severance charges	—	12	—	12
Gain on sale of surplus property	—	—	—	(11)
GTL recovery of receivable	—	—	—	(8)
Tax expense (benefit) on adjustments (a)	(1)	(4)	(12)	1
Adjusted net income - Non-GAAP	$68	$69	$187	$186

Earnings per average diluted common share - GAAP	$0.46	$0.42	$1.07	$1.38
Adjustments per average diluted common share:
Loss (income) from discontinued operations, net of tax	—	(0.04)	0.07	(0.14)
Loss on extinguishment of debt	—	0.01	0.15	0.04
Pension settlement charge	0.02	—	0.07	—
USG's share of UBBP impairment charges	—	0.03	—	0.03
Long-lived asset impairment and severance charges	—	0.08	—	0.08
Gain on sale of surplus property	—	—	—	(0.08)
GTL recovery of receivable	—	—	—	(0.05)
Tax expense (benefit) on adjustments (a)	(0.01)	(0.04)	(0.08)	—
Adjusted earnings per adjusted average diluted common share – Non-GAAP	$0.47	$0.46	$1.28	$1.26

Average diluted common shares – GAAP	144,681,691	148,387,637	147,584,023	147,520,891
Adjustment to add common shares that would be dilutive based on adjusted net income	—	—	—	—
Adjusted average diluted common shares – Non-GAAP	144,681,691	148,387,637	147,584,023	147,520,891

(a) - Tax effect on adjustments is calculated using country specific statutory rates.

CONTACT:
USG Corporation
Media
Kathleen Prause
(312) 436-6607
kprause@usg.com
or
Investors
Ryan Flanagan
(312) 436-5304
investorrelations@usg.com